EXHIBIT 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES
COMPLETION OF INCREASED CREDIT FACILITY AND
ACQUISITION OF U.S.A. RECYCLING AND
CONFERENCE CALL FOR FIRST QUARTER RESULTS
BURLINGTON, Ontario, April 13, 2007 / PRNewswire-FirstCall/ — Waste Services, Inc. (Nasdaq: WSII) today announced that it had completed the $50 million increase in the term loans under its existing Senior Secured Credit Facility and the acquisition of U.S.A. Recycling in Florida.
Waste Services, Inc. also announced it will release its 2007 first quarter results after the close of markets on Tuesday, April 24, 2007 and hold a conference call on Wednesday, April 25, 2007 at 8:30 a.m. (ET). A copy of the first quarter press release will be available on our website after its release. Our Chief Executive Officer, David Sutherland-Yoest, accompanied by other senior management, will discuss the company’s first quarter results.
If you wish to participate in this call, please phone 866-831-6291 (US and Canada) or 617-213-8860 (International) and enter passcode number 20046428. To hear a web cast of the call over the Internet, access the home page of the Waste Services website at www.wasteservicesinc.com. A post-view of the call will be available until May 2, 2007 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 78585762. The web cast will also be available on the company’s website.
Waste Services, Inc., a Delaware corporation, is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s web site is http://www.wasteservicesinc.com. Information on the company’s web site does not form part of this press release.
For information contact:
Edwin D. Johnson
Executive Vice President and
     Chief Financial Officer
Waste Services, Inc.
561-237-3400